                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               TUT SYSTEMS, INC.
         ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    94-2958543
--------------------------------------      ------------------------------------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

                                2495 ESTAND WAY
                            PLEASANT HILL, CA  94523
    -----------------------------------------------------------------------
             (Address of principal executive offices)    (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [_]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-60419

       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class            Name of each exchange on which
         to be so registered            each class is to be registered
        ---------------------           ------------------------------
                None                                 None

       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 par value
                      ----------------------------------
                                (Title of class)

Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the section entitled "Description of Capital Stock -- Common Stock" contained in Registrant's Registration Statement on Form S-1 filed on July 31, 1998 (File No. 333-60419) (the "S-1 Registration Statement"), as amended by Amendment No.1 to the S-1 Registration Statement, filed on September 10, 1998, Amendment No. 2 to the S-1 Registration Statement, filed on December 21, 1998, Amendment No. 3 to the S-1 Registration Statement, filed on January 8, 1999, and Amendment No. 4 to the S-1 Registration Statement, filed on January 14, 1999.

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this registration statement:

          3.1  Restated Certificate of Incorporation of Registrant.

          3.2 Form of Second Amended and Restated Certificate of Incorporation of Registrant to be filed immediately following the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

          3.3  Bylaws of Registrant.

          4.1+ Form of Registrant's Common Stock certificate.

______________________
+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-60419, filed with the Securities and Exchange Commission on September 10, 1998.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: January 22, 1999        TUT SYSTEMS, INC.


                              By: /s/ Nelson Caldwell
                                 ________________________________
                                    Nelson Caldwell
                                    Vice President, Finance and Chief
                                    Financial Officer

                                    FORM 8-A

                               TUT SYSTEMS, INC.

                               INDEX TO EXHIBITS
                               -----------------

Exhibits No.
------------

          3.1  Restated Certificate of Incorporation of Registrant.

          3.2 Second Amended and Restated Certificate of Incorporation of Registrant to be filed immediately following the closing of the initial public offering of Common Stock of the Company pursuant to the S-1 Registration Statement.

          3.3  Bylaws of Registrant.

          4.1+ Form of Registrant's Common Stock certificate.

______________________
+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-60419, filed with the Securities and Exchange Commission on September 10, 1998.